EXHIBIT 99.1

Regal Entertainment Group Reports Results for First Quarter 2004, Declares Quarterly
Dividend, Announces Pending Acquisitions of 37 Theatres and 384 Screens, and
 Announces Intent to Pay Extraordinary Cash Dividend of
 Approximately $5.00 Per Common Share

Knoxville, Tennessee – April 27, 2004 – Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands and its media company, Regal CineMedia, today announced results for first quarter 2004, pending acquisitions totaling 37 theatres and 384 screens, and its intent to pay an extraordinary dividend of approximately $5.00 per share.

Total revenue for the quarter ended April 1, 2004 was $540.5 million, a 2.3% increase from total revenue of $528.1 million for the first fiscal quarter of 2003.  Net income was $22.8 million in the first quarter of 2004 compared to net income of $35.3 million in the comparable quarter of 2003. Adjusted earnings per diluted share (1) was $0.16 for the first quarter of 2004 compared to $0.27 during the first quarter of 2003.  Adjusted EBITDA(2) of $97.3 million for the quarter ended April 1, 2004 decreased 10.0% from the comparable quarter in 2003 and represented an Adjusted EBITDA margin of approximately 18.0%.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Results for the Company’s first fiscal quarter (the thirteen-week period from January 2, 2004 to April 1, 2004) exceeded management’s internal forecast, but were down when compared to the Company’s results of operations for the first fiscal quarter of 2003 (the thirteen-week period from December 27, 2002 to March 27, 2003).  The decline in the Company’s quarter-over-quarter operating results was attributable to the lack of the benefit of the traditionally high attendance week between Christmas and New Year’s Day in the 2004 first quarter results, which was partially offset by the inclusion of the results of operations of the acquired Hoyts Cinemas theatres in the fiscal 2004 period that were not included in the fiscal 2003 period because the Hoyts Cinemas acquisition did not occur until the second fiscal quarter of 2003.

Today Regal also announced its pending acquisition of a total of 37 theatres and 384 screens from three separate theatre circuits.  The Company entered into an agreement on April 26, 2004 with Signature Theatres to acquire 30 theatres comprising 309 screens in California and Hawaii.  Regal also has signed definitive agreements to acquire an additional seven theatres with 75 screens in the Northeast.  Consummation of each of these announced acquisitions is subject to customary closing conditions. The combined group of theatres will enhance the Company’s presence in California and the Northeast, will provide Regal’s entrance into Hawaiian markets, and represents a modern group of theatres with 80% featuring stadium seating.  Regal expects the transactions to close during the second and third fiscal quarters of 2004.

Regal also recently announced its intention to pay an extraordinary cash dividend to its stockholders of approximately $5.00 per share of its Class A and Class B common stock, subject to board approval and consummation of previously announced financing transaction.

Regal’s Board of Directors also today declared a cash dividend of $0.18 per Class A and Class B common share, payable on June 15, 2004, to stockholders of record on June 1, 2004.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“Notwithstanding the effect of the calendar shift on our reported results, Regal is pleased to report another quarter of solid financial results and announce its intention to pay another extraordinary cash dividend of approximately $5.00 per share,” stated Mike Campbell, CEO of Regal Entertainment Group’s theatre operations and Co-CEO of Regal Entertainment Group.  “During the quarter, we negotiated diligently to acquire the Signature Theatres circuit, and seven additional theatres in the Northeast in transactions totaling 37 theatres and 384 screens,” Campbell continued. “We look forward to a rapid and successful integration of the acquired theatres which is expected to occur by the end of the third fiscal quarter,” Campbell stated.

During the first quarter of 2004, Regal CineMedia Corporation, a subsidiary of Regal Entertainment Group, continued to expand its existing core advertising and meetings businesses and develop new sources of revenue and cash flow for the Company’s stockholders.  Kurt Hall, Chief Executive Officer of Regal CineMedia and Co-CEO of Regal Entertainment Group stated “I am very pleased with CineMedia’s business development to date as the revenue and investment returns on the Regal Digital Content NetworkSM (“DCN”) continue to track ahead of our original plan.   With this growth in the various CineMedia businesses and substantial completion of the DCN under budget, CineMedia is beginning to generate incremental free cash flow for the Company.”

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2004.  All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss first quarter 2004 results on April 27, 2004 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 800-901-5231 (Domestic) and 617-786-2961 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for either the Regal Entertainment Group conference call or conference #23095033. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 888-286-8010 (Domestic) and 617-801-6888 (International) and enter the conference ID #23095033. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

Annual Meeting:

Stockholders are cordially invited to attend the Annual Meeting of Stockholders of Regal Entertainment Group, which will be held on May 12, 2004 at 12:00 p.m. (Eastern Time) at our offices located at 7132 Regal Lane, Knoxville, Tennessee 37918.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the United States. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,020 screens in 545 locations in 39 states. Regal operates approximately 17% of all screens in the United States including theatres in 46 of the top 50 U.S. markets and growing suburban areas.  We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through Regal CineMedia, develop new sources of revenue and cash flow by utilizing Regal’s existing asset base.

Regal CineMedia is a wholly owned subsidiary of Regal Entertainment Group focusing on the expansion and development of advertising and new uses for Regal’s theatre assets, while at the same time enhancing the movie-going experience.  Regal CineMedia operates other divisions that focus on meetings and special productions in a theatre environment, including the presentation of live sports and entertainment events, as well as the sale of group tickets and gift certificates.

Additional information is available on the Company’s Web site at www.REGmovies.com or www.regalcinemedia.com

# # #

Financial Contacts:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Operations Information

For the Fiscal Quarters Ended 4/1/04 and 3/27/03

(dollars in millions, except per share data)

	Quarter Ended April 1, 2004	Quarter Ended March 27, 2003

Revenues:
Admissions	$368.9	$361.3
Concessions	136.7	137.5
Other operating revenues	34.9	29.3
Total revenues	540.5	528.1

Operating expenses:
Film rental and advertising costs	181.2	186.0
Cost of concessions	20.2	19.4
Rent expense	68.8	63.1
Other operating expenses	157.4	136.9
General and administrative expenses	15.6	14.6
Merger and restructuring expenses and amortization of deferred stock compensation	1.8	2.2
Depreciation and amortization	43.2	35.9
Gain on disposal and impairment of operating assets	(1.1)	(2.6)
Gain on lawsuit settlement	(8.2)	—

Income from operations	61.6	72.6

Interest expense, net	19.2	13.7
Minority interest in earnings of consolidated subsidiaries	1.1	0.3
Other, net	3.4	(0.1)
Income before income taxes	37.9	58.7
Provision for income taxes	15.1	23.4
Net income	$22.8	$35.3

Diluted earnings per share	$0.16	$0.26
Diluted earnings per share, excluding merger and restructuring expenses and deferred stock compensation expense, net of related tax effect (1)	$0.16	$0.27

Weighted average number of diluted shares outstanding (in millions):	145.7	137.0

Consolidated Summary Balance Sheet Information

(dollars in millions)

	As of April 1, 2004	As of January 1, 2004

Cash and cash equivalents	$286.0	$288.8
Total assets	2,390.3	2,471.8
Total debt	1,219.5	1,227.2
Stockholders’ equity	803.7	794.9

	Quarter Ended
	April 1, 2004	March 27, 2003
Operating Data:
Theatres at period end	545	515
Screens at period end	6,020	5,605
Average screens per theatre	11.0	10.9
Attendance (in thousands)	57,302	58,348
Average ticket price	$6.44	$6.19
Average concessions per patron	$2.39	$2.36

Reconciliation of Net Cash Provided by Operating Activities and Operating Income to EBITDA to Net Income

(dollars in millions)

	Quarter Ended
	April 1, 2004	March 27, 2003

Net cash provided by operating activities	$25.6	$77.5
Changes in working capital items and other	36.0	(4.9)
Income from operations	61.6	72.6
Depreciation and amortization	43.2	35.9
Minority interest and other, net	(4.5)	(0.2)
EBITDA	100.3	108.3
Depreciation and amortization	(43.2)	(35.9)
Interest expense, net	(19.2)	(13.7)
Provision for income taxes	(15.1)	(23.4)
Net income	$22.8	$35.3

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

	Quarter Ended
	April 1, 2004	March 27, 2003

EBITDA	$100.3	$108.3
Gain on disposal and impairment of operating assets	(1.1)	(2.6)
Gain on lawsuit settlement	(8.2)	—
Merger and restructuring expenses and amortization of deferred stock compensation	1.8	2.2
Minority interest and other, net	4.5	0.2
Adjusted EBITDA (2)	$97.3	$108.1

Reconciliation of Earnings Per Diluted Share

(dollars in millions, except per share data)

	Quarter Ended
	April 1, 2004	March 27, 2003

Net income available to common stockholders	$22.8	$35.3
Merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect	1.1	1.3
Net income excluding merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect	$23.9	$36.6
Weighted average number of diluted shares	145.7	137.0
Earnings per diluted share, excluding merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect (1)	$0.16	$0.27
Earnings per diluted share	$0.16	$0.26

(1)          We have included earnings per diluted share, excluding merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our company.

(2)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, merger and restructuring expenses and amortization of deferred stock compensation, gain on disposal and impairment of operating assets, gain on lawsuit settlement, minority interest in earnings of consolidated subsidiaries and other, net) was approximately $97.3 million, or 18.0% of total revenues, for the quarter ended April 1, 2004.  We believe EBITDA and Adjusted EBITDA provide useful measures of cash flows from operations for our investors because EBITDA and Adjusted EBITDA are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our company.  EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by EBITDA and Adjusted EBITDA are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the company’s 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2004.  EBITDA and Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.